UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): November 3, 2011

LIME ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of incorporation or organization)	(Commission File #)	(IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville North Carolina 28078
(Address of principal executive offices)

(704) 892-4442
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement

On November 3, 2011, GES-Port Charlotte, LLC (“GES”), a wholly owned subsidiary of Lime Energy Asset Development, LLC (“LEAD”), a wholly owned subsidiary of Lime Energy Co. (“Lime”) entered into a Loan Agreement with RBC Bank (USA) (“RBC”), under which GES borrowed $3.6 million  (the ‘Loan Agreement”).  The Loan Agreement matures on and all outstanding balances are due and payable on October 31, 2016.  The Loan Agreement requires the monthly payment of interest and principal based on a 20-year amortization and a mandatory pre-payment at the end of each calendar year equal to 50% of GES’s Excess Cash Flow.  Excess Cash Flow is defined in the Loan Agreement as EBITDA less cash taxes paid, less Debt Service, and less up to $10,000 in capital expenditures.  Debt Service is defined to equal the sum of (a) the total of principal and interest payments on funded debt (excluding excess cash flow mandatory prepayments), plus (b) any cash dividends or distributions (excluding permitted distribution of the treasury grant).  The loan carries an interest rate equal to 30-day LIBOR plus 500 basis points.

Funding under the Loan Agreement is to be made in two equal disbursements.  The first disbursement shall take place once all the loan documents have been executed, RBC shall have perfected a first priority lien on the collateral, and borrower shall have provided evidence of commercial operation of the facility, among other requirements.  The second disbursement shall take place once the facility shall have demonstrated that it has achieved an average of 2.18 megawatts of output over a 60 consecutive day period.  GES met the conditions for the first funding on November 3, 2011 and anticipates it will meet the requirements for the second funding prior to December 31, 2011.

Borrowings pursuant to the Loan Agreement are secured by all of the assets of GES and guaranteed by LEAD and Lime.

The Loan Agreement contains a covenant that requires GES to maintain a minimum Debt Service Coverage Ratio to 1.35 to 1.0.  The Debt Service Ratio is defined as the ratio of (a) EBITDA, less cash taxes and unfunded capital expenditures to (b) Debt Service.

The Loan Agreement contains customary events of default, including the failure to make required payments, borrower’s failure to comply with certain covenants or other agreements, borrower’s breach of the representations and covenants contained in the agreement, the filing or attachment of a lien to the collateral, the occurrence of a material adverse change, borrower’s default of other certain indebtedness and certain events of bankruptcy or insolvency. Upon the occurrence and continuation of an event of default, amounts due under the Loan Agreement may be accelerated.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the Loan Agreement and other related documents which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

(d)         Exhibits

10.01                   Loan Agreement between GES-Port Charlotte, LLC and RBC Bank (USA)

10.02                   Commercial Promissory Note between GES-Port Charlotte, LLC and RBC Bank (USA)

10.03                   Continuing Guaranty Agreement between Lime Energy Co., Lime Energy Asset Development, LLC and RBC Bank (USA).

10.04                   Security Agreement between GES-Port Charlotte, LLC and RBC Bank (USA)

10.05                   Mortgage by GES-Port Charlotte, LLC

10.06                   Collateral Assignment of Site Lease Agreement between GES-Port Charlotte, LLC and RBC Bank (USA)

10.07                   Form of Collateral Assignment

10.08                   Hazardous Substances Indemnity Agreement between GES-Port Charlotte, LLC and RBC Bank (USA)

10.09                   Pledge, Assignment and Security Agreement between Lime Energy Asset Development, LLC and RBC Bank (USA)

10.10                   Intercreditor Agreement by and among American Chartered Bank, RBC Bank (USA), GES-Port Charlotte, LLC, Lime Energy Co., and Lime Energy Asset Development, LLC

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIME ENERGY CO.:

Dated: November 7, 2011	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Executive Vice President
Chief Financial Officer & Treasurer